                                      10.13

                   Series B Preferred Stock Purchase Agreement

                                TABLE OF CONTENTS

                                                                                                               Page No.
                                                                                                               --------
ARTICLE I - PURCHASE AND SALE OF THE SECURITIES...................................................................1
         1.1      Purchase and Sale of the Securities; Purchase Price.............................................1
         1.2      Closing.........................................................................................1

ARTICLE 2 - CONDITIONS TO THE OBLIGATIONS OF......................................................................2
         2.1      Representations and Warranties; Performance Covenants...........................................2
         2.2      Proceedings.....................................................................................2
         2.3      Compliance Certificate..........................................................................2
         2.4      Secretary's Certificates........................................................................2
         2.5      Documents.......................................................................................2
         2.6      Purchase of Securities Permitted by Applicable Laws.............................................3
         2.7      Opinion of Counsel..............................................................................3
         2.8      Consents and Approvals..........................................................................3
         2.9      Registration Rights Agreement...................................................................3
         2.10     Stockholders Agreement..........................................................................3
         2.11     Certificate of Incorporation, Certificate of Amendment and Bylaws;..............................3
         2.12     No Material Judgment or Order...................................................................4
         2.13     Good standing Certificates......................................................................4
         2.14     No Litigation...................................................................................4

ARTICLE 3 - CONDITIONS TO THE OBLIGATIONS.........................................................................4
         3.1      Representations and Warranties..................................................................4
         3.2      Compliance with this Agreement..................................................................4
         3.3      Consents and Approvals..........................................................................4
         3.4      No-Material Judgment or Order...................................................................4
         3.5      No Litigation...................................................................................5

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................5
         4.1      Corporate Organization, Existence and Power.....................................................5
         4.2      Corporate Authorization; No Contravention.......................................................5
         4.3      Governmental Authorization; Third Party Consents................................................6
         4.4      Binding Effect; Enforceability..................................................................6
         4.5      No Legal Bar....................................................................................6
         4.6      Litigation......................................................................................6
         4.7      Compliance with Laws............................................................................7
         4.8      Title to Properties.............................................................................7
         4.9      Use of Real Property............................................................................7
         4.10     Taxes...........................................................................................8
         4.11     Financial Condition.............................................................................8
         4.12     ERISA -- Employee Benefit Plans.................................................................9
         4.13     Disclosure.....................................................................................10

         4.14     Absence of Certain Changes or Events...........................................................10
         4.15     Subsidiaries...................................................................................10
         4.16     Capitalization; Stockholders' List.............................................................10
         4.17     Private Offering...............................................................................11
         4.18     Broker's, Finder's or Similar Fees.............................................................12
         4.19     Patents, Trademarks, Etc.......................................................................12
         4.20     Potential Conflicts of Interest................................................................12
         4.21     Outstanding Borrowings.........................................................................13
         4.22     Material Contracts.............................................................................13
         4.23     Insurance......................................................................................13
         4.24     Registration Rights............................................................................13
         4.25     Labor Agreements and Actions; Employee Compensation............................................13
         4.28     Environmental Compliance.......................................................................14
         4.29     Operating Company..............................................................................15
         4.28     Small Business Matters.........................................................................15

ARTICLE 5 -......................................................................................................15
         5.1      Authorization; No Contravention................................................................15
         5.2      Binding Effect.................................................................................15
         5.3      No Legal Bar...................................................................................16
         5.4      Accredited Investor............................................................................16
         5.5      Purchase for Own Account.......................................................................16
         5.6      Broker's, Finder's or Similar Fees.............................................................16
         5.7      Governmental Authorization; Third Party Consent................................................16

ARTICLE 6 - AFFIRMATIVE COVENANTS................................................................................16
         6.1      Financial Statements and Other Information.....................................................16
         6.2      Compliance with Laws...........................................................................19
         6.3      Reservation of Shares..........................................................................19
         6.4      Inspection; Confidential Treatment.............................................................19
         6.5      Insurance......................................................................................19
         6.6      Books and Records..............................................................................20
         6.7      Granting of Management Options.................................................................20
         6.8      Business Activities............................................................................20
         6.9      Qualified Small Business Stock.................................................................20
         6.10     Tax Election...................................................................................20
         6.11     SBIC Regulatory Provisions.....................................................................20

ARTICLE 7 - MISCELLANEOUS........................................................................................20
         7.1      Survival of Representations and Warranties.....................................................20
         7.2      Notices........................................................................................21
         7.3      Successors and Assigns.........................................................................21
         7.4      Amendment and Waiver...........................................................................22
         7.5      Signatures; Counterparts.......................................................................22
         7.6      Headings.......................................................................................22
         7.7      GOVERNING LAW..................................................................................22

        7.8    JURISDICTION, WAIVER OF JURY TRIAL, ETC......................................22
        7.9    Severability.................................................................23
        7.10   Rules of Construction........................................................23
        7.11   Entire Agreement.............................................................23
        7.12   Certain Expenses.............................................................23
        7.13   Publicity....................................................................24
        7.14   Further Assurances...........................................................24
        7.15   No Strict Construction.......................................................24

                                                                  EXECUTION COPY



                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of March 16, 2001, by and between TBM Holdings, Inc. (the "COMPANY"), a Florida corporation, and the purchasers set forth on SCHEDULE I attached hereto (each, a "PURCHASER" and collectively, the "PURCHASERS").


                              W I T N E S S E T H:

WHEREAS, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company 944,508 shares (the "PURCHASERS SHARES" OR THE "SECURITIES") of 10% Series B Cumulative Convertible Preferred Stock, $.001 par value per share, of the Company (the "SERIES B PREFERRED STOCK"), upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                       PURCHASE AND SALE OF THE SECURITIES

1.1 PURCHASE AND SALE OF THE SECURITIES; PURCHASE PRICE. Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to the Purchasers, and each of the Purchasers, severally and not jointly, agrees that it will acquire from the Company, the Shares set forth opposite such Purchaser's name on Schedule I attached hereto, on the Closing Date. The Shares shall have the powers, rights and preferences set forth in the Articles of Amendment to the Articles of Incorporation of the Company, a copy of which is attached hereto as Exhibit A (the "Articles of Amendment"). The aggregate purchase price for the Shares shall be $3,000,000.

1.2 CLOSING. The purchase and issuance of the Shares shall take place at a closing (the "Closing") to be held at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, at 10:00 a.m., local time, on March 16, 2001, or at such other time and place as the Company and the Purchasers may agree (the "Closing Date"). At the Closing, the Company shall deliver stock certificates evidencing the Shares to the Purchasers against delivery by the Purchasers to the Company of the purchase price therefor. Payment of such purchase price shall be by wire transfer.

                                    ARTICLE 2

                        CONDITIONS TO THE OBLIGATIONS OF
                    THE PURCHASER TO PURCHASE THE SECURITIES

The obligations of each of the Purchasers to purchase the Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, such Purchaser of the following conditions on or before the Closing Date; provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Company, except to the extent expressly so waived.

2.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE COVENANTS. The representations and warranties of the Company contained in Article 4 hereof shall be true and correct at and as of the date hereof and the Closing Date as if made at and as of each such date, and the Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed by, or complied with by the Company on or before the Closing Date.

2.2 PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company and the Company's stockholders in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to each of the Purchasers.

2.3 COMPLIANCE CERTIFICATE. The Purchasers shall have received at the Closing a certificate, dated the Closing Date, and executed by the Chief Executive Officer, the President or a Vice President of the Company, certifying that the conditions specified in Section 2.1 hereof have been fulfilled in their entirety and stating that there has been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of the most recent balance sheet included in the Financial Statements (as defined in Section 4.11 hereof) of the Company, which were delivered to the Purchaser prior to Closing.

2.4 SECRETARY'S CERTIFICATES. The Purchaser shall have received a certificate from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Articles of Incorporation of the Company (the "Articles of Incorporation"), the Bylaws of the Company (the "Bylaws"), and resolutions of the Board of Directors of the Company approving this Agreement, the Articles of Amendment, the Stockholders Agreement (as hereinafter defined), the Registration Rights Agreement (as hereinafter defined) and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (b) the incumbency and specimen signature of each officer of the Company executing each such document or any other document delivered in connection herewith or therewith on behalf of the Company.

2.5 DOCUMENTS. The Purchaser shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as it may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Purchaser, including, without limitation, (a) duly completed and executed SBA Forms 480, 652 and Parts A and B of 1031,(b) a business plan showing the Company's financial projections (including balance sheets and income and cash flow statements), and (c) a written certification from the Company regarding its intended use of the proceeds of the Financing (as defined in Section 4.28).

2.6 PURCHASE OF THE SHARES PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Shares to be acquired by each of the Purchasers hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by the Company's Articles of Incorporation or any Federal, state or local statute, rule, regulation or other law (collectively, "Laws"), (b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Law, and (c) shall be permitted by all Laws to which the Purchasers or the transactions contemplated by or referred to herein or in the other documents and agreements contemplated hereby (such documents and agreements, together with this Agreement, the "Transaction Documents") are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

2.7 OPINION OF COUNSEL. The Purchasers shall have received an opinion of outside counsel to the Company and its subsidiaries (if any), dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance satisfactory to the Purchaser.

2.8 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, governmental entities and authorities and other persons, necessary, desirable, or required to be obtained, made or given in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of the agreements and other documents to which it entered into as part of or in contemplation of the transactions contemplated hereby and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

2.9 REGISTRATION RIGHTS AGREEMENT. The Company shall have duly executed and delivered the Registration Rights Agreement (the "Registration Rights Agreement"), in the form attached hereto as Exhibit B.

2.10 STOCKHOLDERS AGREEMENT. The Stockholders Agreement (the "Stockholders Agreement") shall have been duly executed and delivered by all of the parties thereto, in the form attached hereto as Exhibit C.

2.11 ARTICLES OF INCORPORATION, ARTICLES OF AMENDMENT AND BYLAWS. The Company shall have (a) filed the Articles of Amendment, containing the rights, preferences and privileges of the Series B Preferred Stock, in substantially the form attached hereto as Exhibit A, and (b) otherwise amended its Articles of Incorporation and Bylaws in form and substance satisfactory to the Purchasers.

2.12 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any governmental entity or authority or any condition imposed under any Law which, in the judgment of the Purchasers, would prohibit the purchase of the Shares hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Law if the Securities were to be purchased hereunder.

2.13 GOOD STANDING CERTIFICATES. The Company shall have delivered to the Purchasers as of the Closing Date a good standing certificate for the Company and its subsidiaries (if any) with respect to their respective jurisdictions of incorporation.

2.14 NO LITIGATION. No action, suit or proceeding before any court or any governmental entity or authority shall have been commenced or threatened, no investigation by any governmental entity or authority shall have been commenced and no action, suit or proceeding by any governmental entity or authority shall have been threatened against the Purchasers, or the Company (a) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (b) which would, if resolved adversely to the Purchasers or the Company, severally or in the aggregate, materially and adversely affect the condition of the Company.

                                    ARTICLE 3

                          CONDITIONS TO THE OBLIGATIONS
                 OF THE COMPANY TO ISSUE AND SELL THE SECURITIES

The obligations of the Company to issue and sell the Shares and to perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Company of the following conditions on or before the Closing Date:

3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Purchasers contained in Article 5 hereof shall be true and correct at and as of the date hereof and the Closing Date as if made at and as of each such date.

3.2 COMPLIANCE WITH THIS AGREEMENT. Each of the Purchasers shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date.

3.3 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, governmental entities and authorities and other persons, necessary, desirable, or required to be obtained, made or given in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of the agreements and other documents to which it entered into as part of or in contemplation of the transactions contemplated hereby and be in full force and effect and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

3.4 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any governmental entity or authority or any condition imposed under any Law which, in the judgment of the Company, would prohibit the purchase of the Shares hereunder or subject the Company to any penalty or other onerous condition under or pursuant to any Law if the Securities were to be purchased hereunder.

3.5 NO LITIGATION. No action, suit or proceeding before any court or any governmental entity or authority shall have been commenced or threatened, no investigation by any governmental entity or authority shall have been commenced and no action, suit or proceeding by any governmental entity or authority shall have been threatened against the Purchasers or the Company (a) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (b) which would, if resolved adversely to the Purchasers or the Company, severally or in the aggregate, materially and adversely affect the condition of the Company.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule (the "DISCLOSURE SCHEDULE") attached hereto as Schedule A, the Company hereby represents and warrants to the Purchaser as follows:

4.1 CORPORATE ORGANIZATION, EXISTENCE AND POWER. The Company and each of its subsidiaries (if any): (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (c) is, duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on the condition of the Company; and
(d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Stockholders Agreement and the other Transaction Documents.

4.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities: (a) have been duly authorized by all necessary corporate, and if required, stockholder action; (b) do not and will not contravene the terms of the Articles of Incorporation, the Articles of Amendment or the Bylaws of the Company or any of its subsidiaries (if any), or any amendment thereof or any Laws applicable to the Company and its subsidiaries (if any) or their assets, business or properties; (c) do not and will not (i) in a material respect conflict with, contravene, result in any violation or breach of or default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other person or entity a right or claim of termination or amendment, or (iii) require modification, acceleration or cancellation of any provision of any security issued by such person or entity in any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such person or entity or its property is bound, or any amendment of any of the foregoing (collectively, "Contractual Obligations"); and (d) except as contemplated by this Agreement or the other Transaction

Documents, do not and will not result in the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, lien (statutory or otherwise), charge, claim, restriction or preference, security interest or preferential arrangement or any other encumbrance (or obligation to create a lien) of any kind or nature (collectively, "Liens") against any property, asset or business of the Company or any of its subsidiaries (if any) or the suspension, revocation, impairment, forfeiture or non renewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries (if any), or their businesses or operations or any of their assets or properties.

4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any Law or Contractual Obligation, and no lapse of a waiting period under any Law or Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the issuance of shares of capital stock upon the conversion of the Securities), or enforcement against, the Company of this Agreement and the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

4.4 BINDING EFFECT; ENFORCEABILITY. This Agreement has been, and each of the other Transaction Documents to which the Company will be a party to will be, duly executed and delivered by the Company, and this Agreement constitutes, and such other Transaction Documents will constitute, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

4.5 NO LEGAL BAR. Neither the execution, delivery and performance of this Agreement and the other Transaction Documents, nor the issuance of or performance of the terms of the Securities will violate any Law or any Contractual Obligation of the Company or any of its subsidiaries (if any). The Company has not previously entered into any agreement which is currently in effect or to which the Company is currently bound, granting any rights to any person or entity which are inconsistent with the rights to be granted by the Company herein or in the other Transaction Documents.

4.6 LITIGATION. Except as disclosed in the Company's SEC Reports, there are no legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any governmental entity or authority against or affecting the Company, other than routine litigation incidental to the business of the Company or which alone or in the aggregate would not reasonably be expected to have a material adverse effect on the condition of the Company. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other governmental entity or authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the other Transaction Documents. Except as set forth on the Disclosure Schedule, the Company has not commenced nor does it currently intend to initiate any action, suit, proceeding, claim or dispute.

4.7 COMPLIANCE WITH LAWS. The Company is in material compliance with all Laws applicable to the Company.

4.8 TITLE TO PROPERTIES. The Disclosure Schedule contains a true, complete and correct list of all real property used in connection with the businesses of the Company and its subsidiaries (if any). The Company and its subsidiaries (if any) have good and marketable title in and to all real property reflected on the Disclosure Schedule as owned by the Company or its subsidiaries (if any), as the case may be, free and clear of all Liens, liabilities and rights. The Disclosure Schedule contains a list of all real property leases used in connection with the businesses of the Company and its subsidiaries (if any). The Company and its subsidiaries (if any) hold all of the right, title and interest of the tenant under the leases reflected free and clear of all Liens, liabilities and rights. Except as set forth on the Disclosure Schedule, the Company and/or its subsidiaries have good title to all properties reflected on the Pro Forma Balance Sheet (as defined below) or used in connection with their respective businesses, free and clear of all Liens, liabilities and rights.

4.9 USE OF REAL PROPERTY. The owned and leased real properties reflected on the Disclosure Schedule, are used and operated in compliance and conformity with all Contractual Obligations and Laws, except to the extent that the failure so to comply would not, individually or in the aggregate, materially adversely affect the condition of the Company and its subsidiaries (if any), taken as a whole; the Company has not received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or other Law relating to the operations of the Company; and, to the knowledge of the Company, there is no such violation. All structures, improvements and other buildings that are owned or covered by leases reflected on the Disclosure Schedule, comply in all material respects with all applicable ordinances, codes, regulations and other Laws, have a valid and subsisting certificate of occupancy for their present use, and the Company has not received any written notice from any governmental entity or authority which is still outstanding of any failure to obtain any certificate, permit, license or approval with respect to the real property, or any intended revocation, modification or cancellation of same, and no Law presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Each lease relating to leased real property reflected on the Disclosure Schedule, is in full force and effect and the Company and its subsidiaries (if any) enjoy peaceful and undisturbed possession thereunder. There is no default on the part of the Company or its subsidiaries (if any) or event or condition which (with notice or lapse of time, or both) would constitute a default on the part of the Company under any such lease. There are no pending or, to the knowledge of the Company, threatened condemnation or eminent domain proceedings that would affect any part of the real property or the leased property reflected on the Disclosure Schedule. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the real property or the leased property on the Disclosure Schedule or used in connection with the businesses of the Company and its subsidiaries (if any), at law or in equity, before any Federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which would in any way affect title to such real property or the leased property.

4.10 TAXES.

        (a) The Company and its subsidiaries (if any) have filed all Federal, state, local and foreign tax returns (collectively, the "TAX RETURNS") they were required to file prior to the Closing Date. All such Tax Returns are true correct and complete in all material respects. All taxes owed by the Company and its subsidiaries (if any) (whether or not shown on any Tax Return) have been paid. Neither the Company nor its subsidiaries (if any) currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a governmental entity or authority in a jurisdiction where the Company or its subsidiaries (if any) does not file Tax Returns that the Company or its subsidiaries (if any) is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company or its subsidiaries (if any) that arose in connection with any failure (or alleged failure) to pay any tax. Each of the Company and its subsidiaries (if any) has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractors, creditor, stockholder, or other third party. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

        (b) Except as set forth on the Disclosure Schedule, giving effect to the transactions contemplated by this Agreement, to the knowledge of the Company after due investigation, neither the Company nor any Subsidiary is, or expects to become, a "controlled foreign corporation" within the meaning of Section 957 of the Code ("CFC"), a "foreign personal holding company" within the meaning of
Section 552 of the Code ("FPHC"), or a "passive foreign investment company" within the meaning of Section 1297 of the Code ("PFIC").

        (c) For U.S. tax classification purposes pursuant to Treasury Department Regulation Section 301.7701-2, the Company is classified as an association taxable as a corporation. No election has been made under Treasury Regulation Section 301.7701-3 to treat the Company or any subsidiary as a partnership or disregarded entity for U.S. tax purposes.

4.11 FINANCIAL CONDITION.

        (a) Financial Statements. Included in the Disclosure Schedule are true and complete copies of the draft audited consolidated balance sheets of the Company and its subsidiaries (if any) as of December 31, 2000, and the related statements of income, and stockholders' equity and cash flow, together with the notes thereto of the Company and its subsidiaries (if any), for the year then ended (the "YEAR-END FINANCIAL STATEMENTS"), and the unaudited balance sheet of the Company and its subsidiaries (if any) as of January 31, 2001 and the related statements of income, and stockholders' equity and cash flow, together with the notes thereto, of the Company and its subsidiaries (if any) for the one month period ended January 31, 2001 (the "2001 FINANCIAL STATEMENTS," and collectively with the Year-End Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present, in all material respects, the financial position of the Company and its subsidiaries (if any) as of the respective dates thereof, and the results of operations and cash flows of the Company and its subsidiaries (if any) as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP (as defined below) consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of the 2001 Financial Statements, to normal year-end audit adjustments. As of the dates of the Financial Statements, the Company had no obligation, indebtedness or liability (whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due), which was not reflected or reserved against in the balance sheets or the notes thereto which are part of the Financial Statements, except for those incurred in the ordinary course of business and which are fully reflected on the Company's books of account and which, individually or in the aggregate, would not materially and adversely affect the condition of the Company.

        (b) Pro Forma Balance Sheet. Included in the Disclosure Schedule is a copy of a Pro Forma Balance Sheet (the "PRO FORMA BALANCE SHEET"), which sets forth the assets and liabilities of the Company and its subsidiaries (if any) as of the Closing Date on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated in this Agreement and the other Transaction Documents. The Pro Forma Balance Sheet has been prepared by the Company and its subsidiaries (if any), in accordance with GAAP, consistently applied, and fairly presents in all material respects the assets and liabilities of the Company and its subsidiaries (if any), reflecting the consummation of the transactions contemplated in this Agreement and the other Transaction Documents and based on the assumptions set forth therein as of the Closing Date.

        (c) Budget. A copy of the budget of the Company and its subsidiaries (if any) heretofore delivered to the Purchasers are included in the Disclosure Schedule.

4.12 ERISA -- EMPLOYEE BENEFIT PLANS.

        (a) Section 4.12 of the Disclosure Schedule sets forth an accurate and complete list of each "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and each other material employee benefit plan, program or arrangement at any time maintained, sponsored, or contributed to by the Company. Each such item listed on Schedule 4.12 is referred to herein as an "Employee Benefit Plan" and collectively as the "Employee Benefit Plans."

        (b) The Company does not maintain, contribute to, or have any liability or potential liability under (or with respect to) any "defined benefit plan" (as defined in Section 3(35) of ERISA), or any "multiemployer plan" (as defined in Section 3(37) of ERISA). No asset of the Company is subject to any lien under ERISA or the Code. There are no pending or, to the knowledge of the Company, threatened actions, suits, investigations or claims with respect to any Employee Benefit Plan (other than routine claims for benefits) which could result in material liability to the Company.

        (c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Employee Benefit Plan.

        (d) Each of the Employee Benefit Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with their terms and in compliance with the applicable provisions of ERISA, the Code, and any other applicable laws. With respect to each Employee Benefit Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

        (e) Each Employee Benefit Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA") has been administered in compliance with such requirements. No Employee Benefit Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of the Company other than as required pursuant to COBRA or applicable State law.

4.13 DISCLOSURE. This Agreement, together with the Disclosure Schedule and all exhibits hereto, and the agreements, certificates and other documents furnished to the Purchaser by the Company at the Closing, (including, without limitation, the other Transaction Documents) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

4.14 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on the Disclosure Schedule, since December 31, 2000, there has not been any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries (if any), taken as a whole, other than those changes which occurred in the ordinary course of business that have not had a material adverse effect on the condition of the Company and its subsidiaries (if any), taken as a whole, or the ability of the Company or its subsidiaries (if any) to perform their respective obligations under this Agreement and the other Transaction Documents or any other Contractual Obligation.

4.15 SUBSIDIARIES. Except as set forth on the Disclosure Schedule, the Company does not own of record or beneficially, directly or indirectly, (a) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (b) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

4.16    CAPITALIZATION; STOCKHOLDERS' LIST.

        (a) As of the Closing Date, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.001 par value per share (the "COMMON STOCK") and 15,000,000 shares of Preferred Stock $.001 par value per share, 1,000,000 shares have been designated as Series B Preferred Stock and 1,000,000 have been designated as Series C Redeemable Preferred Stock. No shares of Series A-1 Preferred Stock are authorized and no such shares were ever issued by the Company. The Company has no shares of capital stock held in treasury. As of the Closing Date, after giving effect to the transactions contemplated hereby and in the other Transaction Documents, there will be: (i) 944,508 shares of Series B Preferred Stock issued and outstanding; (ii) 5,595,089 shares of Common Stock issued and outstanding; 375,000 shares of Common Stock reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of one or more stock option plans of the Company, which plans shall have been approved by the Board of Directors of the Company and by the Purchasers ("MANAGEMENT OPTIONS"). The Company has reserved for issuance from its authorized but unissued shares of the Series C Redeemable Preferred Stock and Common Stock that number of shares as shall be necessary to permit the full conversion of the Series B Preferred Stock which are then outstanding, or otherwise comply with the terms of the Articles of Amendment. The Management Options and all outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate and stockholder action. All outstanding shares of capital stock of the Company are, and the Securities, and shares of Common Stock and Series C Redeemable Preferred Stock issuable upon conversion of the Securities and the Common Stock issuable upon exercise of the Management Options, when issued, will be, validly issued, fully paid and nonassessable and shall be free and clear of all Liens and the issuance of the foregoing has not been or will not be, as the case may be, (other than as set forth in the Stockholders Agreement) subject to preemptive rights in favor of any person or entity and will not result in the issuance of any additional shares of capital stock of the Company or the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company. The Disclosure Schedule provides an accurate list as of the Closing Date, after giving effect to the transactions contemplated hereby and the other Transaction Documents of (A) all stockholders owning the issued and outstanding shares of Series B Preferred Stock, Series A-1 Preferred Stock and all holders of 5% or more of Common Stock, together with the number held by each, and (B) all of the holders of warrants, options, rights and securities convertible into capital stock, together with the number of shares of capital stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

        (b) On the Closing Date, except for the Securities, and the Management Options, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

4.17 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company, or its representatives in connection with the offer or sale of the Securities. No registration of the Securities or Common Stock issuable upon conversion of the Securities pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") or the state securities or "blue sky" laws will be required for the offer, sale or issuance of the Securities pursuant to this Agreement or of the Common Stock issuable upon the conversion of the Securities. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities or any other security so as to require the registration of the Securities or Common Stock issuable upon conversion of the Securities pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Securities or Common Stock issuable upon conversion of the Securities are so registered.

4.18 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or by the other Transaction Documents based on any agreement, arrangement or understanding with the Company, or any action taken by the Company.

4.19 PATENTS, TRADEMARKS, ETC. The Disclosure Schedule contains a true, complete and correct list of all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights, including, without limitation, with respect to all software developed, owned or licensed by the Company (collectively, the "Rights"), being used to conduct the businesses of the Company and its subsidiaries (if any) as now operated. The Company and its subsidiaries (if any) own or are licensed or otherwise have the right to use all Rights. The Disclosure Schedule sets forth a true, complete and correct list of licenses or other Contractual Obligations relating to the Company's and its subsidiaries' (if any) Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights. No Right or product, process, method, substance or other material presently sold by or employed by the Company or its subsidiaries (if any), infringes upon the Rights that are owned by others. Neither the Company nor its subsidiaries (if any) have any obligation to compensate any person or entity for the use of any Rights and neither the Company nor its subsidiaries (if any) have granted any license or other right to use any of the Rights of the Company or any of its subsidiaries (if any), whether requiring the payment of royalties or not. The Company and its subsidiaries (if any) have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including trade secrets and other confidential information, including, without limitation, all algorithms, methods, technology or know-how incorporated or embedded in, or underlying, software licensed by the Company to third parties. All trade secrets and other confidential information of the Company and its subsidiaries (if any) are protectible and the Company has taken all commercially reasonable steps to maintain and protect such rights and, to the knowledge of the Company, are not part of the public domain or knowledge, nor to, the knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person or entity other than the Company or its subsidiaries (if any) or otherwise to the detriment of the Company or its subsidiaries (if any). To the knowledge of the Company, no employee or consultant of the Company or its subsidiaries (if any) has used any trade secrets or other confidential information of any other person or entity in the course of his work for the Company or its subsidiaries (if any). To the knowledge of the Company, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the Company's or its subsidiaries' (if any) ability to use any of the Rights.

4.20 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on the Disclosure Schedule, no officer, director or other security holder of the Company or any of its subsidiaries (if any): (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person or entity that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or its subsidiaries (if any); (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or its subsidiaries (if any) uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or its subsidiaries (if any), except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

4.21 OUTSTANDING BORROWINGS. The Disclosure Schedule lists (i) the amount of all outstanding borrowings of the Company and its subsidiaries (if any) as of the Closing, (ii) the Liens that relate to such outstanding borrowings and that encumber the assets of the Company,

(iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the Company and its subsidiaries (if any) in connection with any outstanding borrowings.

4.22 MATERIAL CONTRACTS. Neither the Company nor its subsidiaries (if any) are a party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction or decree materially adversely affecting the condition of the Company. The Disclosure Schedule lists all material contracts, agreements, commitments and other Contractual Obligations of the Company, whether written or oral, as of the Closing Date which have not previously been disclosed in any prior SEC Reports of the Company, other than (a) this Agreement and the other Transaction Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements, commitments and other Contractual Obligations of the Company or its subsidiaries (if any) that do not extend beyond one year and involve the receipt or payment of not more than $25,000. Each of the contracts, agreements, commitments and other Contractual Obligations of the Company or its subsidiaries (if any) required to be set forth on the Disclosure Schedule is in full force and effect. The Company has satisfied in all material respects or provided in all material respects for all of its liabilities and obligations under each material contract requiring performance prior to the date hereof in all material respects, and is not in default under any of them, nor, to the knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of the Company, no other party to any such material contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as set forth on the Disclosure Schedule, no approval or consent of any person or entity is needed for all of the material contracts to continue to be in full force and effect.

4.23 INSURANCE. The Disclosure Schedule accurately summarizes all of the insurance policies or programs of the Company and its subsidiaries (if any) in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, and are sufficient to satisfy all applicable Laws and otherwise are in compliance with the criteria set forth in
Section 6.5 hereof. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

4.24 REGISTRATION RIGHTS. Except as set forth on the Disclosure Schedule and except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity.

4.25 LABOR AGREEMENTS AND ACTIONS; EMPLOYEE COMPENSATION. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth on the Disclosure Schedule, the employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and Federal equal employment opportunity and other Laws related to employment.

4.26 ENVIRONMENTAL COMPLIANCE.

        (a) No Environmental Claims. Except as set forth in the Disclosure Schedule, (i) there are no claims, liabilities, judgments or orders, or investigations, litigation or administrative proceedings relating to any Hazardous Materials (collectively called "ENVIRONMENTAL CLAIMS"), now pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or relating to any real property currently or formerly owned, leased or operated by the Company or any of its subsidiaries; (ii) none of the Company or any of its subsidiaries or any other person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for any Environmental Claim against the Company or any of its subsidiaries; and (iii) none of the Company or any of its subsidiaries has assumed (by contract or by operation of law) any liability of any person for cleanup, remediation, compliance or required capital expenditures in connection with any Environmental Claim.

        (b) Storage of Hazardous Materials. Except as set forth in the Disclosure Schedule, no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by the Company or any of its subsidiaries, other than in a manner which is in material compliance with all applicable Environmental Laws; and no part of such real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials in a manner which could require investigation and/or remediation pursuant to, or otherwise result in liability under, applicable Environmental Laws.

        (c) Compliance with Environmental Laws. Except as set forth in the Disclosure Schedule, each of the Company and its subsidiaries has been and is currently in compliance in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses and other authorizations required by applicable Environmental Laws, the failure to comply with would have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, if any, taken as a whole.

        (d) Definitions. The terms "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, rule, regulation or order relating to pollution, waste disposal, industrial hygiene, land use or the protection of human health or safety, plant life or animal life, natural resources or the environment. The term "HAZARDOUS MATERIALS" shall mean any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; or (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

4.27 OPERATING COMPANY. The Company is "an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital" within the meaning of the U.S. Department of Labor plan asset regulations, 29 C.F.R. Section 2510.3-101.

4.28 SMALL BUSINESS MATTERS. The Company acknowledges that each of LEG Partners III SBIC, L.P. and LEG Partners Debenture SBIC, L.P. (the "SBIC Holders") is federally licensed by the United States Small Business Administration (the "SBA") as a Small Business Investment Company ("SBIC") under the Small Business Investment Act of 1958, as amended (the "SBIC Act"). The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Parts A and B of Form 1031 delivered at the Closing is accurate and complete in all material respects. Neither the Company nor any of its subsidiaries presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any of its subsidiaries use the proceeds received in connection with its sale of the Series B Preferred Stock (the "Financing") directly or indirectly for any purpose, for which an SBIC is prohibited from providing funds by SBIC Regulations (including 13 CFR '107.720). "SBIC Regulations" shall mean SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers, severally and not jointly, hereby represents and warrants as to itself as follows:

5.1 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by it of this Agreement and each of the Transaction Documents to which it is a party: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

5.2 BINDING EFFECT. This Agreement has been, and each of the Transaction Documents to which it will be a party will be, duly executed and delivered by it and this Agreement constitutes and such other Transaction Documents will constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

5.3 NO LEGAL BAR. The execution, delivery and performance of this Agreement by it will not violate any Law applicable to it.

5.4 ACCREDITED INVESTOR. It is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

5.5 PURCHASE FOR OWN ACCOUNT. The Securities to be acquired by it pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable federal and state securities laws, as then in effect.

5.6 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

5.7 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any Law, and no lapse of a waiting period under any Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement, the other Transaction Documents, or the transactions contemplated hereby and thereby.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

For so long as any shares of Series B Preferred Stock are outstanding, the Company hereby covenants and agrees with the Purchasers as follows:

6.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall maintain, and cause each of its subsidiaries (if any) to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with generally accepted accounting principles in effect from time to time within the United States of America, consistently applied ("GAAP"). Each of the financial statements described below shall be prepared in accordance with GAAP, except that monthly and quarterly financial statements need not contain full footnote disclosures and may be subject to normal year-end adjustments. The Company shall deliver to each Purchaser, for so long as such Purchaser owns any of the Securities, each of the financial statements and other reports described below (in each case, two
(2) copies of each such financial statement or report, as the case may be, shall be forwarded to the attention of Mr. Daniel J. O'Brien, the Chief Financial Officer of the Whitney Funds, or such other person(s) as may be designated in writing by the Purchasers from time to time):

        (a) Unaudited Monthly and Quarterly Financial Information. As soon as available and in any event within thirty (30) days after the end of each month, the Company shall deliver (i) the consolidated balance sheets of the Company and its subsidiaries (if any), as at the end of such month and (ii) the related consolidated statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated statements of income, stockholders' equity and cash flow for such fiscal quarter).

        (b) Audited Year-End Financial Information. As soon as available and in any event within ninety (90) days after the end of the fiscal year of the Company, the Company shall deliver (i) the consolidated balance sheets of the Company and its subsidiaries (if any) as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year, (ii) a schedule of the outstanding indebtedness for borrowed money of the Company and its subsidiaries (if any) describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and
(iii) a report with respect to the Financial Statements from a nationally recognized firm of certified public accountants selected by the Company and reasonably acceptable to the Purchasers, which report shall be issued pursuant to an audit conducted by such firm of certified public accountants in conformity with GAAP.

        (c) Accountants' Reports. Promptly upon receipt thereof, the Company shall deliver copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its subsidiaries (if any) made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

        (d) Management Reports. Together with each delivery of financial statements of the Company and its subsidiaries that are delivered pursuant to subsections 6.1(a) and 6.1(b) for a month ending on a calendar quarter, the Company will deliver a management report (i) describing the operations and financial condition of the Company and its subsidiaries (if any) for the quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year (if applicable) and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 6.1(e) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the Chief Financial Officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its subsidiaries (if any) as at the dates and for the periods indicated.

        (e) Projections. No earlier than sixty (60) days prior nor later than thirty (30) days prior to the end of each fiscal year beginning with the current fiscal year, the Company shall prepare and deliver to the Purchasers projections of the Company and its subsidiaries (if any) for the next succeeding fiscal year, on a month to month basis and for the following two (2) fiscal years on a quarter to quarter basis, including a balance sheet as at the end of each relevant period and income statements and statements of cash flows for each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period.

        (f) Events of Default, Etc. Promptly upon the Company obtaining knowledge of any of the following events or conditions, the Company shall deliver copies of all notices given or received by the Company or any of its subsidiaries (if any) with respect to any such event or condition and a certificate of the Company's Chief Executive Officer specifying the nature and period of existence of such event or condition and what action the Company or its subsidiaries (if any) have taken, are taking and propose to take with respect thereto: (i) any condition or event that constitutes a breach of any provision of this Agreement or any other Transaction Document; (ii) any notice that any person has given to the Company or any subsidiary (if any), or any other action, taken with respect to a claimed default in any agreement evidencing indebtedness or any other material agreement to which the Company or any subsidiary (if any) is a party; or (iii) any event or condition that could reasonably be expected to result in any material adverse effect on the condition of the Company and its subsidiaries (if any), taken as a whole.

        (g) Litigation. Promptly upon any officer of the Company obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or its subsidiaries (if any) or any property of the Company or its subsidiaries (if any) not previously disclosed by the Company to the Purchasers or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or its subsidiaries (if any) or any property of the Company or its subsidiaries (if any) which, in each case, is reasonably possible to have a material adverse effect on the condition of the Company and its subsidiaries (if any), taken as a whole, the Company will promptly give notice thereof to the Purchasers and provide such other information as may be reasonably available to them to enable the Purchasers and their counsel to evaluate such matter.

        (h) SEC Filings and Press Releases. Promptly upon their becoming available, the Company shall deliver copies of (i) all SEC Reports (as hereinafter defined) of the Company and each subsidiary, (ii) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its subsidiaries to their security holders, (iii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its subsidiaries with any securities exchange or with the Securities and Exchange Commission or any other governmental or private regulatory authority, and (iv) all press releases and other statements made available by the Company or any of its subsidiaries to the public concerning material developments in the business the Company or any of its subsidiaries. For purposes of this Agreement "SEC REPORTS," with respect to any entity, shall mean all forms, reports, statements and other documents (including exhibits, annexes, supplements and amendments to such documents) required to be filed by it, or sent or made available by it to its security holders, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act, any national securities exchange or quotation system or comparable governmental or regulatory entity or authority.

Other Information. With reasonable promptness, the Company shall deliver such other information and data with respect to the Company or its subsidiaries (if any) as from time to time may be reasonably required by the Purchaser.

6.2 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its subsidiaries (if any) to comply, in all material respects with all Laws and with the directions of each governmental entity or authority having jurisdiction over them or their business or property (including, without limitation, all applicable environmental Laws).

6.3 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance or delivery upon conversion of the Securities, the maximum number of shares of capital stock that may be issuable or deliverable upon such conversion (the "Conversion Shares"). The Conversion Shares shall, when issued or delivered in accordance with the Articles of Amendment be duly and validly issued and fully paid and non-assessable. The Company shall issue such capital stock in accordance with the provisions of the Articles of Amendment and shall otherwise comply with the terms thereof.

6.4 INSPECTION; CONFIDENTIAL TREATMENT. The Company will permit, and will cause each of its subsidiaries (if any) to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice; provided, however, that no such inspection, examination or inquiry, the failure to conduct same, nor any knowledge of Purchasers, including, without limitation, any knowledge obtained by any Purchaser in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights the Purchasers may have under any representation, warranty, covenant, term or agreement under this Agreement or any of the other Transaction Documents. Each Purchaser agrees to hold all confidential information of the Company (i.e., information which is proprietary in nature to the Company, is not in the public domain, was not previously known to such Purchaser prior to its disclosure by the Company to such Purchaser or was not subsequently independently developed by such Purchaser) in confidence and, unless required by Law, a court of competent jurisdiction or by a similar entity or authority, and, except as necessary to protect or enforce their rights under the Transaction Documents, not to disclose such confidential information to any person other than (i) its officers, directors, partners, attorneys, accountants, employees and agents, or (ii) any prospective or actual transferee or participant in connection with any contemplated transfer of the Securities, or any portion thereof, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 6.4.

6.5 INSURANCE. The Company and its subsidiaries (if any) will maintain or cause to be maintained with financially sound and reputable insurers, public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds and in the coverage amounts customarily carried or maintained by companies of established reputation engaged in similar businesses and will upon request deliver evidence thereof to the Purchasers.

6.6 BOOKS AND RECORDS. The Company shall, and shall cause each of its subsidiaries (if any) to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and businesses of the Company and its subsidiaries (if any) in accordance with GAAP consistently applied to the Company and its subsidiaries (if any) taken as a whole.

6.7 GRANTING OF MANAGEMENT OPTIONS. The Company may grant up to an aggregate of 375,000 stock options. If such options are granted, the Company shall grant them at an exercise price equal to at least the per share fair market value of the Common Stock (as determined by the Company's Board of Directors) at the time of such grant or grants, as the case may be.

6.8 BUSINESS ACTIVITIES. Neither the Company nor any of its subsidiaries (if any) shall engage in any business or transaction other than the business in which it is currently engaged and the transactions contemplated by, or permitted under, the Transaction Documents.

6.9 QUALIFIED SMALL BUSINESS STOCK. The Company agrees that for so long as the Securities are held by a Purchaser (or a transferee in whose hands the Securities are eligible to qualify as Qualified Small Business Stock (as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code")), it will use its reasonable best efforts to cause the Securities to qualify as Qualified Small Business Stock and shall make all filings required under Section 1202(d)(1)(c) of the Code.

6.10 TAX ELECTION. The Company will not make any elections to treat the Company as anything other than an association taxable as a corporation for U.S. federal income tax purposes.

6.11 SBIC REGULATORY PROVISIONS. At the same time the Company delivers its annual audited financial statements hereunder and at such other times as any SBIC Holder reasonably requests, the Company shall deliver to the SBIC Holders a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the SBA reasonable access to the Company's books and records for the purpose of verifying the use of such proceeds and the certifications made by the Company in SBA Forms 480 and 652 delivered hereunder and for the purpose of determining whether the principal business activity of the Company and its Subsidiaries continues to constitute an eligible business activity (within the meaning of the SBIC Regulations).

                                    ARTICLE 7

                                  MISCELLANEOUS

7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein (including in the Disclosure Schedule) and in any other Transaction Document shall survive for eighteen (18) months following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided however that the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5, 4.10, 4.15, 4.16, 4.18 and
4.26 shall survive the execution and delivery of this Agreement and forever thereafter (subject only to any applicable statute of limitations). For the avoidance of doubt, if a Purchaser notifies the Company of any breach of any such representation and warranty within such survival period, such period shall be extended with respect to such claim until such claim is finally resolved.

7.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery, if to the Purchasers, at the address indicated for such Purchaser on Schedule I, attached hereto and if to the Company:


                       TBM Holdings Inc.
                       136 Main Street
                       Westport, CT
                       Telecopier No.:  (203) 227-1050
                       Attention:  William A. Schwartz

                       with a copy to:

                       Levett Rockwood P.C.
                       33 Riverside Avenue
                       Westport, CT  06880
                       Telecopier No.:  (203) 226-8025
                       Attention:  Cheryl L. Johnson, Esq.
                                   Peter H. Struzzi, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five business days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

7.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of their rights under any of the Transaction Documents to any person or entity and any holder of the Securities or the Common Stock and Series C Redeemable Preferred Stock issuable upon conversion of the Securities may assign, in whole or in part, the Securities or the Common Stock and Series C Redeemable Preferred Stock issuable upon conversion of the Securities to any person or entity. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchasers, and any such purported assignment by the Company without the written consent of the Purchasers shall be void and of no effect. No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

7.4 AMENDMENT AND WAIVER.

        (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

        (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. No amendment, supplement or modification of or to any provision of this Agreement or any of the other Transaction Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

7.5 SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

7.8 JURISDICTION, WAIVER OF JURY TRIAL, ETC.

        (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT, THE SECURITIES, OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN
SECTION 7.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

        (b) EACH OF THE COMPANY AND ITS SUBSIDIARIES AND THE PURCHASERS HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE COMPANY AND ITS SUBSIDIARIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE PURCHASERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE PURCHASERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT EACH OF THE PURCHASERS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

7.9 SEVERABILITY. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

7.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

7.11 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, and the other Transaction Documents, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other

Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

7.12 CERTAIN EXPENSES. The Company will pay all expenses of the Purchaser (including, without limitation, reasonable fees, charges and disbursements of counsel) in connection with (a) this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and (b) any amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Transaction Documents or any documents relating thereto (including, without limitation, a response to a request by the Company for the Purchaser's consent to any action otherwise prohibited hereunder or thereunder), or consent to any departure from, the terms of any provision of this Agreement or such other documents.

7.13 PUBLICITY. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval of the Company and each of the Purchasers. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding the foregoing, any of the Purchasers and their respective affiliates may list the Company's name and logo, and describe the Company's business in their marketing materials and may post such information on their website.

7.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental entity or authority or any other person or entity) as may be reasonably required or desirable to carry out OR to perform the provisions of this Agreement, including, without limitation, any post-closing assignment(s) by the Purchasers of a portion of the Securities to a person or entity not currently a party hereto.

7.15 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Purchasers shall limit, modify or affect the representations set forth in Article 4 of this Agreement or the right of the Purchasers to rely thereon.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                              TBM HOLDINGS INC.


                              By:     /s/ William A. Schwartz
                                      -------------------------
                                      Name: William A. Schwartz
                                      Title: President


                              J.H. WHITNEY IV, L.P.

                              By: J.H. Whitney Equity Partners IV, L.L.C., Its General Partner

                              By:     /s/ William F. Dawson
                                      -----------------------
                                      Name: William F. Dawson
                                      A Managing Member


                              J.H. WHITNEY III, L.P.

                              By: J.H. Whitney Equity Partners III, L.L.C. Its General Partner

                              By:     /s/ William F. Dawson
                                      -----------------------
                                      Name: William F. Dawson
                                      Managing Member

                              WHITNEY STRATEGIC PARTNERS III, L.P.

                              By: J.H. Whitney Equity Partners, III, L.L.C. Its General Partner

                              By:     /s/ William F. Dawson
                                      -----------------------
                                      Name: William F. Dawson
                                      Title:

                              LEG PARTNERS III SBIC, L.P.

                              By:     Golub PS-GP, LLC,
                                      its General Partner

                              By:     /s/ Lawrence E. Golub
                                      ----------------------------
                                      Lawrence E. Golub, President



                              LEG PARTNERS DEBENTURE SBIC, L.P.

                              By:     Golub PS-GP, LLC,
                                      its General Partner

                              By:     /s/ Lawrence E. Golub
                                      ----------------------------
                                      Lawrence E. Golub, President


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]